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                                                                      EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT
                            as of December 31, 1999


1.  Just Like Home, Inc., a Florida corporation

2.  JLH Series I, Inc., a Florida corporation

3.  JLH Management Corp., a Florida corporation

4.  Charis Place, Inc., a Florida corporation

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